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                                                                  Exhibit 10.32



                        CREDIT ENHANCEMENT FEE AGREEMENT
                             (Bank Credit Agreement)


                  THIS CREDIT ENHANCEMENT FEE AGREEMENT (this "Agreement") is entered into on this 29th day of October, 1998, by and among BANKERS TRUST COMPANY as Administrative Agent for the Banks as defined below, each Bank party to the Credit Agreement defined below as of the date thereof (other than any Bank which has no Tranche A-2 Term Loans, Tranche B-2 Term Loans or Revolving Loan Commitment), HARRAH'S OPERATING COMPANY, INC., a Delaware corporation ("HOC") and HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("HET"). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

                                R e c i t a l s:

                  A. Harrah's Jazz Company, a Louisiana general partnership ("HJC"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on November 22, 1995, which case is now pending in the United States Bankruptcy Court for the Eastern District of Louisiana, Case No. 95-14545.

                  B. HJC has submitted, and the United States Bankruptcy Court for the Eastern District of Louisiana has confirmed, a plan of reorganization (the "Plan").

                  C. As contemplated by the Plan, Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), has succeeded to all the rights and obligations of HJC.

                  D. Contemporaneously herewith JCC Holding Company, a Delaware corporation, as guarantor, the Company, the Administrative Agent and certain financial institutions (the "Banks") have entered into the Credit Agreement, dated as of October 29, 1998 (the "Credit Agreement"), providing for (i) senior secured Tranche A-1 term loans in the aggregate principal amount of Ten Million Dollars ($10,000,000) (the "Tranche A-1 Term Loans"), (ii) senior secured Tranche A-2 term loans in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000) (the "Tranche A-2 Term Loans"), (iii) senior secured Tranche A-3 term loans in the aggregate principal amount of Thirty Million Dollars ($30,000,000) (the "Tranche A-3 Term Loans"), (iv) secured term loans in the amount of Thirty Million Dollars ($30,000,000) (the "Tranche B-1 Term Loans"), (v) secured Tranche B-2 term loans in the amount of up to One Hundred Twenty-One Million Five Hundred Thousand Dollars ($121,500,000) (the "Tranche B-2 Term Loans") and (vi) a revolving credit facility in the amount of Twenty Five Million Dollars ($25,000,000) (the "Revolving Credit Facility").

                  E. As an inducement for HET and HOC to enter into the HET/HOC Guaranty and Loan Purchase Agreement, HOC shall receive (and retain for its own account or distribute


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portions of same to HET, all as may be agreed between HOC and HET) a credit support fee as set forth herein (the "Credit Support Fee").

                  F. The parties hereto desire to enter this Agreement regarding the Credit Support Fee.

                               A g r e e m e n t:

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Guarantee. Each of HOC and HET has been requested to, and has, entered into the HET/HOC Guaranty and Loan Purchase Agreement providing for the guarantee and purchase of certain debts of the Company, including (i) the Tranche A-2 Term Loans, (ii) the Tranche B-2 Term Loans and (iii) the Revolving Credit Facility (collectively, the "Guaranteed Borrowings").

                  2. Credit Support Fee. (a) In consideration of the obligations of HOC and HET set forth in the HET/HOC Guaranty and Loan Purchase Agreement, each Bank hereby severally agrees to pay to HOC a Credit Support Fee equal to the remainder (if positive) of (i) interest and Letter of Credit Fees actually paid to the Administrative Agent for the benefit of such Bank in respect of Tranche A-2 Term Loans, Tranche B-2 Term Loans (in the case of Tranche B-2 Term Loans, only in respect of the aggregate outstanding principal amount thereof from time to time in excess of $10,000,000), Revolving Loans, Swingline Loans and Letters of Credit, as the case may be, for any period, minus (ii) the amount of such interest and Letter of Credit Fees for such period calculated as if (x) in the case of Base Rate Loans, the rate of interest applicable thereto were the Base Rate plus the HET Base Rate Applicable Margin (as defined below), each as in effect from time to time during such period, (y) in the case of Eurodollar Loans, the rate of interest applicable thereto were the Eurodollar Rate plus the HET Eurodollar Applicable Margin (as defined below) in effect from time to time during such period and (z) in the case of Letter of Credit Fees, such fees accrued at a rate per annum equal to the HET Eurodollar Applicable Margin in effect from time to time during such period; provided, however, that no Credit Support Fee shall accrue or be due and payable (i) with respect to the Revolving Credit Facility (including Revolving Loans, Swingline Loans and Letters of Credit issued thereunder), until the Carry Obligation Termination Date or (ii) at any time during which HOC or HET is in default of any of its obligations under the HET/HOC Guaranty and Loan Purchase Agreement or any Guarantor Event of Default under, and as defined in, the HET/HOC Guaranty and Loan Purchase Agreement is then in existence; provided further, that in no event shall the amount of any Credit Support Fee paid by the Banks to HOC hereunder exceed 2.0% per annum (which 2.0% per annum amount shall be reduced, (1) with respect to Base Rate Loans, from time to time to the extent that the remainder of (x) the rate of interest actually applicable to such loans less (y) the sum of the Base Rate plus the HET Base Rate Applicable Margin as from time to time in effect, is less than 2% and (2) in all other cases, for any period during which the HET Eurodollar Applicable Margin exceeds 1.5%, by a percentage per annum equal to such excess), unless the

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increase in such Credit Support Fee is directly attributable to a decrease in the HET Eurodollar Applicable Margin to a rate per annum which is less than 1/2 of 1.0%. As used herein (x) "HET Eurodollar Applicable Margin" shall mean the HET Applicable Margin (as defined in the Credit Agreement) from time to time in effect; provided that if the HET Credit Agreement is at any time, or from time to time, after the Effective Date amended, amended and restated or replaced with a successor (or successive successor) credit or loan agreements, which in the case of any such amended, amended and restated or successor agreement provides for a higher "Applicable Margin" (or other spread, however defined or designated) above the Eurodollar Rate (or other similar reference rate) than the HET Applicable Margin, such higher "Applicable Margin" (or other spread) shall instead be deemed to constitute the HET Eurodollar Applicable Margin for so long as same remains in effect (and after any termination thereof unless replaced with a similar credit facility), and (y) "HET Base Rate Applicable Margin" shall mean, at any time, the greatest of (i) the HET Eurodollar Applicable Margin then in effect less 1%, (ii) at any time when the HET Credit Agreement has been amended, amended and restated or replaced with a successor (or successive successor) credit or loan agreements which in any case provide for a borrowing spread (however defined or designated) for base rate or prime rate loans (however defined or designated) in excess of 0%, such borrowing spread and (iii) 0%.

                  (b) The Credit Support Fee shall be calculated without taking into account (i) any amounts paid or payable to the Banks under Section 1.08(c) or the proviso in Section 2.05(a) of the Credit Agreement (or any successor provisions), (ii) any amounts paid or payable to the Banks in respect of Tranche A-2 Term Loans, Tranche B-2 Term Loans, Revolving Loans, Swingline Loans or Letters of Credit pursuant to any of Sections 1.10, 1.11, 2.06 or 4.04 of the Credit Agreement or any other provision providing for payments of increased costs or indemnifications with respect to Tranche A-2 Term Loans, Tranche B-2 Term Loans, Revolving Loans, Swingline Loans or Letters of Credit, as the case may be, or (iii) any fees (including Facing Fees) paid or payable to the Administrative Agent, the Issuing Bank or any Bank, other than Letter of Credit Fees under Section 3.01(c)of the Credit Agreement (or any successor provision).

                  (c) Notwithstanding Section 2(a) above, payment of the Credit Support Fee shall be expressly junior and subordinate in right of payment on the terms, and to the extent, set forth in Sections 13 and 15 of the Credit Agreement. Each of HOC and HET confirms that it has reviewed such Sections 13 and 15 and agrees to be bound thereby.

                  (d) Each Bank authorizes the Administrative Agent to pay the portion of the Credit Support Fee allocable to such Bank directly to HOC as provided in Section 1.08(f) of the Credit Agreement.

                  (e) Notwithstanding Section 2(d) above, the Administrative Agent is under no obligation to HOC, HET, the Company, any Bank or any other Person to make the payments described in Section 2(d). Payment to HOC of the Credit Support Fee is solely the obligation (on a several basis) of the Banks and HOC agrees that in the event of any non-payment of the Credit Support Fee HOC's sole recourse shall be against the respective Bank and any such non-payment



                                      3


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shall have no effect on the obligation of HET or HOC under the HET/HOC Guaranty and Loan Purchase Agreement.

                  (f) Notwithstanding anything to the contrary contained above, to the extent (x) Revolving Loans, Swingline Loans and Letters of Credit are at any time outstanding prior to the Carry Obligation Termination Date and/or (y) Tranche B-2 Term Loans are outstanding from time to time (with the principal amount used for purposes of this clause (y) to be limited to the lesser of the actual aggregate principal amount of Tranche B-2 Term Loans from time to time outstanding or $10 million); in each case bearing interest or Letter of Credit Fees, as applicable, at rates per annum less than the rates specified in the first clause (ii) of Section 2(a) of this Agreement (determined without regard to the provisos thereto), then HOC and HET hereby jointly and severally agree that, from Credit Support Fees and fees received or to be received from them hereunder and under the Credit Enhancement Fee Agreement (JCC) (in each case, as and when received), HET and HOC shall pay to the respective Banks amounts equal to the difference between the amount of interest and/or Letter of Credit Fees received by them and the respective amounts such Bank would have received had such amounts borne interest or Letter of Credit Fees, as the case may be, at the rates specified in the first clause (ii) of Section 2(a) of this Agreement (determined without regard to the provisos thereto). Any amounts payable pursuant to this clause (f) shall be paid to, or withheld from fees otherwise payable to HET and HOC hereunder by (but with no obligation on the part of the Administrative Agent to withhold such amounts), the Administrative Agent and paid by it to the Banks entitled thereto; provided that if there are insufficient funds to pay all such amounts, any amount distributed pursuant to this sentence shall be paid to the Banks on a ratable basis (based on the relative amounts owed to the various Banks pursuant to this clause on the date of the respective distribution) as determined in good faith by the Administrative Agent.

                  3. Interest Rate. If not paid within three Business Days after the due date thereof (which due date shall be (x) in the case of amounts to be paid to HOC hereunder, the date of the actual receipt by the Administrative Agent or the respective Bank of interest or Letter of Credit Fees under the Credit Agreement, in each case to the extent constituting Credit Support Fees in accordance with the provisions of Section 2 hereof and (y) in the case of amounts owing to the Banks pursuant to Section 2(f) hereof, the respective date or dates upon which the amounts to be paid to the Banks are received by HET or HOC under this Agreement or the Credit Enhancement Fee Agreement (JCC)), unpaid amounts of the Credit Support Fee, or fees payable pursuant to Section 2(f), as the case may be, shall bear interest from such due date until paid in full at the Base Rate (as defined in the HET Credit Agreement) as in effect from time to time.

                  4. Amendments to Credit Documents. Each of HET and HOC acknowledges and agrees that the Credit Agreement and related Credit Documents may be amended in accordance with the respective terms thereof, whether or not such amendment has the effect of reducing or delaying the amount of Credit Support Fees payable hereunder.

                  5. Term and Termination. This Agreement shall terminate on the first date after the date hereof upon which (A) (x) all Tranche A-2 Term Loans, Tranche B-2 Term Loans,

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Revolving Loans and Swingline Loans have been repaid in full, all Letters of
Credit have terminated and all Unpaid Drawings with respect thereto have been repaid in full, and all Commitments under the Credit Agreement shall have terminated, in each case so long as all Credit Support Fees payable in accordance with the terms hereof have in fact been paid or (y) such earlier date upon which all Guaranteed Obligations, under, and as defined in, the HET/HOC Guaranty and Loan Purchase Agreement have been purchased in accordance with the requirements of Section 15 thereof and (B) all amounts actually owing to the Banks pursuant to Section 2(e) have been paid.

                  6.       Miscellaneous

                  (a) Entire Agreement. This Agreement and, to the extent specified, the Credit Agreement represent the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and all prior agreements, understandings, representations and warranties in regard to the subject matter hereof are and have been merged herein and are superseded hereby.

                  (b) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York.

                  (c) Notices. The address of the Administrative Agent, each Bank and HOC shall for all purposes be as provided with respect to the Credit Agreement or the HET/HOC Guaranty and Loan Purchase Agreement, as the case may be, unless otherwise changed by the applicable party hereto by notice to the others as provided herein.

                  All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if mailed by certified United States mail, postage prepaid, with return receipt requested, by overnight courier service, or by facsimile transmission with reception confirmed. Notices hereunder in any manner shall be effective only if and when received by the addressee. Certified mail receipt or express courier receipt at the above addresses shall establish receipt for purposes of notices under this Agreement. Either party may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which, or a different person to whose attention, all such notices or demands are thereafter to be addressed.

                  (d) Successors and Assigns. HOC shall not assign its rights and obligations under this Agreement without the prior written consent of the other parties hereto, except that HOC may assign all or any portion of its right to receive funds pursuant to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs, legal representatives, executors and administrators. Without limiting the generality of the foregoing, to the extent any Bank assigns any of its Tranche A-2 Term Loans, Tranche B-2 Term Loans or Revolving Loan Commitment pursuant to Section 16.04 of the Credit Agreement, such Bank shall be released from any further liability under this Agreement in respect of the assigned Loans and Commitment from and after the date of such

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assignment, and the assignee of such Loans and Commitment shall succeed to the obligations of the released Bank in respect thereof under this Agreement.

                  (e) Grammatical Changes. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter gender as the circumstances require.

                  (f) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

                  (g) Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby; provided that the parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision and the economic burdens and benefits of this Agreement are not impaired.

                  (h) Counterparts. This Agreement, or any amendment hereto, may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, notwithstanding that all of the parties hereto are not signatories to the original or the same counterpart. In addition, this Agreement, or any amendment hereto, may contain more than one counterpart of the signature pages, and this Agreement, or any amendment hereto, may be executed by the affixing of the signatures of each of the parties hereto to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                  (i) No Third Party Rights. This Agreement is for the sole and exclusive benefit of the parties hereto designated herein and no other Person (including any creditors of the parties hereto) shall under any circumstances be deemed to be a beneficiary of any of the rights, remedies, terms and provisions of this Agreement.

                  (j) Attorney's Fees. If any party hereto brings any judicial action or proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled, in addition to any other remedy, to recover from the others, in any proceeding prosecuted to judgment, all costs and expenses, including without limitation reasonable attorneys' fees, incurred therein by the prevailing party.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first above written.

                                      BANKERS TRUST COMPANY, Individually and
                                      as Administrative Agent

                                      By /s/ Gregory P. Shefrin
                                         ---------------------------------
                                        Name:  Gregory P. Shefrin
                                        Title: Vice President




                                      HARRAH'S OPERATING COMPANY,
                                      INC., a Delaware corporation

                                      By /s/ George W. Loveland II
                                         ---------------------------------
                                       Name:  George W. Loveland II
                                       Title: V. P.



                                      HARRAH'S ENTERTAINMENT, INC.


                                      By /s/ George W. Loveland II
                                         ---------------------------------
                                       Name:  George W. Loveland II
                                       Title: V. P.












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                                               MORGAN STANLEY PRIME INCOME TRUST

                                               By /S/Sheila A. Finnerty
                                                 -----------------------------
                                                    Name: Sheila A. Finnerty
                                                    Title: Vice President





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                                              VAN KAMPEN AMERICAN CAPITAL
                                                PRIME RATE  INCOME TRUST

                                              By /s/Jeffery W. Maillet
                                                 ------------------------------
                                                 Name: Jeffery W. Maillet
                                                 Title: Senior Vice President &
                                                   Director